EXHIBIT 10.10

                              FORBEARANCE AGREEMENT

     This Forbearance Agreement (this "Agreement") is made effective as of May 8, 2006 (the "Effective Date"), by and between Occidental Engineering Consultants Limited, a Republic of Cyprus corporation ("Lender"), and WaterChef, Inc., a Delaware corporation (the "Borrower").

                                    RECITALS

     A. Borrower delivered to Lender that certain Secured Promissory Note, dated May 4, 2001, in the original principal amount of $400,000 (the "Note"), evidencing Lender's loan to Borrower, which was secured by the certain Security Agreement, dated May 4, 2001 (the "Security Agreement").

     B. The Note and the Security Agreement and all other related agreements or instruments evidencing or securing the foregoing are hereinafter sometimes collectively referred to as the "Loan Documents."

     C. Borrower is in default of its obligations to pay the outstanding principal and interest balance of the Note, which was all due and payable on November 4, 2001 (the "Default Date"). Lender has sent various default notices and demands for payment since the Default Date, including a letter dated September 29, 2005.

     D. After delivering the September 29, 2005 letter, Lender agreed to forbear on taking legal action for a short period ending on or about October 31, 2005 (which period has expired) in consideration for Borrower's issuance of 100,000 shares of its common stock as consideration therefore (and not in payment of amounts due under the Note).

     E. Lender has agreed to further forbear on exercising certain of its rights and remedies under the Loan Documents pursuant to the terms hereof.

     NOW, THEREFORE, in consideration of the mutual duties and obligations herein, and intending to be legally bound, the parties hereto agree as follows:

                                   AGREEMENT:

     1. Acknowledgments by Borrower. Borrower hereby acknowledges the following:

          (a) The recitals set forth in paragraphs A through D above are true and correct;

          (b) That on and as of March 31, 2006, (i) Borrower is indebted to Lender for the following amounts (collectively, the "Indebtedness"): (A) principal under the Note in the amount of $400,000.00 ($5,000 recently paid by Borrower was deducted from the principal balance is offset by the amount of $5,000 incurred by Lender in connection with the matters relating to this Agreement which upon execution hereof was added to principal), and (B) interest under the Note in the amount of $470,533; (ii) all such amounts remain outstanding and unpaid; and (iii) all such amounts are due and immediately payable in full, without offset, deduction or counterclaim of any kind or character whatsoever, but are subject to increase, decrease or other adjustment as a result of any and all payments, accrued interest, fees and other charges including, without limitation, attorneys' fees and costs of collection (accruing after the date hereof), which are payable to Lender under the Loan Documents;

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          (c) That the Note and all other liabilities and obligations of
Borrower to Lender under the Loan Documents shall, except as expressly modified hereby, remain in full force and effect, and shall not be released, impaired, diminished or in any other way modified or amended as a result of the execution and delivery of this Agreement or by the agreements and undertakings of the parties contained herein.

     2. Additional Payment. Concurrently herewith, Borrower has delivered to Lender an additional 3,000,000 shares of its common stock (the "Shares"), which shall be deemed to be fully paid and nonassesable, the value of which (as determined below) shall be applied first to penalties (due under the Registration Agreement defined below), then accrued interest and costs and then to principal due under the Note. The Shares shall be registered with the Securities Exchange Commission pursuant to that certain Registration Rights Agreement, attached hereto as Exhibit A (the "Registration Agreement"). The Shares shall be valued as follows: 3,000,000 x (0.80, multiplied by the average of the twenty lowest closing bid prices for the Company's common stock, as reported by Bloomberg, during the 60-trading days immediately following the effective date the shares have been registered for resale pursuant to the Registration Agreement). If the Registration Statement for the Shares (filed pursuant to the Registration Rights Agreement) is not declared effective by July 1 , 2006, the Shares will be valued as follows: 3,000,000 x (0.70, multiplied by the average of the twenty lowest closing bid prices, as reported by Bloomberg, during the 60-trading days immediately following the effective date the shares have been registered for resale pursuant to the Registration Agreement. If the Registration Statement for the Shares (filed pursuant to the Registration Rights Agreement) is not declared effective by September 1, 2006, the Shares will be valued as follows: 3,000,000 x (0.50, multiplied by the average of the twenty lowest closing bid prices, as reported by Bloomberg, during the 60-trading days immediately following the earlier of date the shares have been registered for resale pursuant to the Registration Agreement, or the one (1) year anniversary of the date hereof.

     3. Forbearance Period. At the request of Borrower, and subject to the terms of this Agreement, Lender agrees to forbear from the exercise of its rights and remedies, whether under the Loan Documents, at law or in equity, available to Lender commencing on the Effective Date (the "Forbearance Period") and terminating on the earlier to occur of (a) 5:00 PM New York time ninety (90) calendar days from the Effective Date (the "Expiration Date"), or (b) a termination by Lender in accordance with this Agreement. In no event, however, shall the Forbearance Period continue past the Expiration Date.

     4. Covenants, Representations and Warranties of Borrower. Borrower represents and warrants to Lender that:

          (a) All of its representations and warranties contained in the Loan Documents are true and correct as of the date hereof, except as set forth on
Schedule 4(a) attached hereto.

          (b) Borrower has full right, power and authority to execute, deliver and perform its obligations under this Agreement and the Registration Agreement without the necessity of obtaining any consents or approvals of, or the taking of any other action with respect to, any third parties (or if such consents, approvals or other actions are required, the same have been accomplished prior to the date hereof);

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          (c) This Agreement and the Registration Agreement constitute the valid, binding and enforceable agreement of Borrower in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's or secured party's rights generally and except as enforceability may be subject to general principles of equity, whether applied in a proceeding at law or in equity;

          (d) The transactions, or any part thereof, contemplated by this Agreement and the Registration Agreement are not restrained or prohibited by any injunction, stay, order or judgment rendered by any court or other governmental agency, and, to the best of Borrower's knowledge no proceeding has been instituted or is pending in which any creditor of Borrower, or any other person or entity, seeks to restrain such transactions, or any part thereof, and no threat has been made by any person or entity to seek any such restraint, attachment, sequester or other remedy;

          (e) To the best of Borrower's knowledge, there is no action, suit or proceeding before any court, governmental authority or arbitrator pending or threatened in writing against or affecting the Borrower that would, if adversely determined, have a material adverse effect on the transactions described in this Agreement;

          (f) Borrower shall pay Lender's legal fees in the amount of $5,000 in connection with the drafting and negotiation of this Agreement, which amount shall be added to principal as of the date hereof; and

     Borrower hereby agrees that the truthfulness of each of the foregoing representations and warranties is a condition precedent to the performance by Lender of its obligations hereunder.

     5. Breach or Default.

          (a) Borrower will be, and is, in default of this Agreement if for any reason:

               (i) Borrower breaches or fails to comply with this Agreement or the Registration Agreement or if any representation made by Borrower in this Agreement is inaccurate;

               (ii) Borrower files bankruptcy or seeks approval of a plan of reorganization prior to the expiration of the Forbearance Period or during the Forbearance Period to which Lender has not consented in writing;

               (iii) Borrower undertakes any action inconsistent with this Agreement or the Registration Agreement;

               (iv) Borrower breaches any other covenant contained in the Loan Documents other than the failure to make monthly payments as set forth herein;

               (v) On or before the 60th day after the effectiveness of the registration of the Lender's securities issued pursuant to the Loan Documents (or upon conversion or exercise thereof), Borrower registers any additional shares under S-8 by filing a new registration statement or modifying an existing one.

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          (b) If any of the defaults identified in Section 5(a)(i) through
(a)(v) of this Agreement occur, Lender, at its sole option, may exercise its rights and remedies under this Agreement, the Loan Documents and applicable law, without providing any notice and opportunity to cure to Borrower. Lender may, at its sole discretion, but is not required to, give notice of any such default.

     6. Default Remedies. In the event of a default by Borrower under this Agreement, Borrower agrees as follows:

          (a) the Release (as defined in Section 8) and all acknowledgements, agreements, waivers and representations of Borrower nonetheless remain in full force and effect; and

          (b) Lender shall be entitled to terminate this Agreement without notice to Borrower and proceed with any and all remedies available to Lender under the Loan Documents and this Agreement.

     7. Usury Savings Clause. Notwithstanding anything to the contrary contained elsewhere in this Agreement, Borrower and Lender hereby agree that all agreements between them under this Agreement and with respect to the Note and the Loan Documents, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to Lender for the use, forbearance, or detention of the money loaned to Borrower, or for the performance or payment of any covenant or obligation contained herein or therein, exceed the maximum rate of interest under applicable law (the "Maximum Rate"). If from any circumstance whatsoever, fulfillment of any provisions of this Agreement at the time performance of such provisions shall be due shall involve transcending the limit of validity prescribed by law, then, automatically, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstance Lender should ever receive anything of value deemed interest by applicable law which would exceed the Maximum Rate, such excessive interest shall be applied to the reduction of the principal amount owing with respect to the Note or Loan Documents or on account of the other indebtedness secured by the Loan Documents and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance of the Note and such other indebtedness, such excess shall be refunded to Borrower. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Note and other indebtedness of Borrower to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest on account of all such indebtedness is uniform throughout the actual term (as extended by amendments, forbearance agreements and/or otherwise) of the Note or does not exceed the Maximum Rate throughout the entire term of the Note. The terms and provisions of this paragraph 7 shall control every other provision of this Agreement and all other agreements between Borrower and Lender.

     8. Release. As used in this Release, the following terms shall have the meanings set forth below:

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     "Claims" shall mean any and all claims, counterclaims, demands, actions, causes of actions, suits, debts, costs, dues, sums of money, accounts, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, expenses and liabilities whatsoever, known or unknown, at law or in equity, irrespective of whether such claims arise out of contract, tort, violation of laws or regulations or otherwise, which Borrower (hereafter the "Releasor") ever had, now has or hereafter can, shall or may have against the Released Parties (as defined below) or any of them for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to and including the date of this Release relating to the Loan Documents. Without limiting the generality of the foregoing, the term "Claims" shall include, without limitation, any loss, liability, expense and/or detriment, of any kind or character, in any way arising out of, connected with, or resulting from the acts or omissions of the Released Parties or any of them, including, without limitation, the contracting for, charging, taking, reserving, collecting or receiving interest in excess of the highest lawful rate, any breach of fiduciary duty, breach of any duty of fair dealing, breach of confidence, cause of action or defenses based on the negligence of Lender or Lender's predecessors in interest of any "lender liability" theories, breach of funding commitment, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, violations of the Racketeer Influenced and Corrupt Organizations Act, intentional or negligent infliction of mental distress, tortious interference with contractual relations, tortious interference with corporate governance or prospective business advantage, breach of contract, fraud, mistake, deceptive trade practices, libel, slander, conspiracy, or any claim for wrongfully taking any action in connection with the Loan.

     "Released Parties" shall mean Lender, any subsidiary or affiliate of Lender and any successors, or assigns of any of the foregoing, and the respective agents, trustees, beneficiaries, officers, directors, shareholders, attorneys, employees, independent contractors, partners, members, manager and representatives of any of the foregoing.

          (a) Releasor hereby irrevocably and unconditionally REMISES, RELEASES, ACQUITS, SATISFIES, WAIVES, and FOREVER DISCHARGES the Released Parties and their respective heirs, personal representatives, successors and assigns from all Claims.

          (b) This Release is accepted by the Released Parties as a condition to executing this Agreement and Releasor expressly agrees that this Release survives the termination of this Agreement.

          (c) Releasor hereby represents and warrants to the Released Parties that it has not assigned, pledged, or contracted to assign or pledge or otherwise disposed of any of the Claims.

          (d) This Release shall be binding upon Releasor and its legal representatives, successors and assigns and shall inure to the benefit of the Released Parties and their successors and assigns.

          (e) This Release includes a release of, and shall inure to the benefit of, all the Released Parties and their respective heirs, legal representatives, successors, assigns, directors, trustees, officers, agents, servants, employees and attorneys, past, present and future.

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          (f) TO THE EXTEND PERMITTED BY APPLICABLE LAW, RELEASOR DOES HEREBY
INTENTIONALLY, KNOWINGLY, VOLUNTARILY, UNCONDITIONALLY AND IRREVOCABLY WAIVE ITS RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS RELEASE (INCLUDING, WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS RELEASE OR ANY CLAIMS OR DEFENSES ASSERTING THAT THIS RELEASE WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THE FOREGOING WAIVER BY BORROWER IS A MATERIAL INDUCEMENT FOR THE RELEASED PARTIES TO ACCEPT THIS RELEASE AND ENTER INTO THE FORBEARANCE AGREEMENT.

          (g) Releasor hereby agrees, represents and warrants that it has had advice of counsel of its own choosing in negotiations for and the preparation of this Release, that it has read the provisions of this Release, and that it is fully aware of its contents and legal effect. Releasor hereby acknowledge that it has not relied upon any representation of any kind made by the Released Parties in making the foregoing release.

     9. Notices. Any notice, demand, request, statement or consent made hereunder shall be delivered hereunder shall be made in accordance with and governed by the notice provision contained in the Note.

     10. Modifications, Waivers, Etc. Lender and Borrower, each reserves the right to waive any of the conditions precedent to its obligations hereunder. No such waiver, and no modification, amendment, discharge, or change of the Agreement, except as otherwise provided herein, shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge, or change is sought. This Agreement and the exhibits hereto contains the entire agreement between the parties relating to the transaction contemplated hereby, and all prior or contemporaneous agreements, understandings, representations, and statements, oral or written, are merged herein. This Agreement shall be construed and enforced in accordance with the laws of the United States of America and, in the absence of controlling federal law, in accordance with the laws of the State of New York. This Agreement shall inure to the benefit of and shall be binding upon all successors and assigns of the parties hereto.

     11. Further Assurances. All parties to this Agreement agree to execute any additional documents as necessary to fulfill the intent of this Agreement.

     12. Waiver of Statute of Limitations. Borrower hereby waives any applicable statute of limitations under the Loan Documents and agrees to the tolling of any applicable statute of limitations which may be running under the Loan Documents during the term of this Agreement and for a period of ninety (90) days after the term of this Agreement.

     13. Judicial Interpretation. Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agent prepared the same.

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     14. Miscellaneous.

          (a) Entire Agreement. This Agreement reflects the entire understanding of the parties with respect to the subject matter herein, contained and supersedes any prior agreements, whether written or oral, in regard thereto.

          (b) Full Force and Effect. Except as expressly modified herein during the Forbearance Period, all terms of the Loan Documents shall be and shall remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of Borrower to Lender.

          (c) No Waiver. This Agreement is not intended to operate as, and shall not be construed as, a waiver of any event of default, whether known to Lender or unknown, as to which all rights of Lender shall remain reserved.

          (d) Governing Law. This Agreement shall be governed by, and shall be construed in accordance with, the laws of the State of New York and all applicable laws of the United States of America. The venue provision of the Note shall govern the venue of any action brought to enforce this Agreement.

          (e) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which, taken together, shall constitute but one and the same agreement among the parties.

          (f) Binding Nature. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          (g) Captions. The captions to the Sections and paragraphs of the Agreement are for the convenience of the parties only, and are not a part of this Agreement.

          (h) Time of the Essence. Time is of the essence under this Agreement.

          (i) Free and Voluntary Act. Borrower acknowledges and agrees that it is freely and voluntarily entering into this Agreement and each of the other documents executed in connection herewith to which it is a party after full consultation with legal, financial and other advisors of its choosing.

          (j) Attorneys' Fees. If any party shall default in the performance of any of the terms and conditions of this Agreement, the non-defaulting party shall be entitled to recover all costs, changes, and expenses of enforcing this Agreement including reasonable attorneys' fees, paralegals' fees, and costs, which reasonable fees shall include any such fees incurred in any trial or appellate proceedings.

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          (k) Survival of Representations. Warranties and Covenants. All
representations, warranties, covenants and other agreements contained herein and in all documents delivered hereunder shall survive any termination of this Agreement or the expiration of the Forbearance Period and continue in full force and effect.

          (l) Accrued Interest. Notwithstanding anything to the contary herein, the parties have heretofore disagreed as to whether the interest accruing on the Note should be calculated by compounding the interest annually (which is the Lender's position) or by calculating simple interest without any compounding (which is the Borrower's position). In consideration for Borrower's agreement to deliver and Register the Shares pursuant hereto and the Registration Agreement, Lender has agreed (as a concession to Borrower) to the calculation of simple interest (with no compounding) as set forth in Section 1(b) above, on the condition that the Registration Statement for the Shares is declared effective on or before November 1, 2006. If the Registration Statement is not declared effective by said date, the parties' agreement as to the amount of accrued interest shall be null and void and the Borrower hereby acknowledges that Lender will thereafter be free to take the position that interest due on the Note shall be calculated by compounding accrued interest.

          (m) On the condition that Borrower is not in default of this Agreement or the Registration Agreement, Lender agrees, that during the 60-trading day period immediately after the Shares have been registered, to limit its aggregate daily sales of the Shares to the greater of (i) 15% of the higher of the previous day's trading volume or the current day's trading volume, or (ii) 125,000 shares.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

LENDER:                           Occidental Engineering Consultants Limited, a
-------                           Republic of Cyprus corporation



                                            By:  /s/  Stathis Basios
                                               --------------------------------
                                            Name:     Stathis Basios
                                            Title:    Authorized Represenative



BORROWER:                         WaterChef, Inc., a Delaware corporation
--------


                                            By:  /s/  David A. Conway
                                               --------------------------------
                                            Name:     David A. Conway
                                            Title:    President & CEO